SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2015

Axiom Corp.

(Exact name of registrant as specified in its charter)

Colorado	333-186078	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

380 Vansickle Rd. Unit 600

St. Catherines, ON

Canada L2S 0B5

Tel. 905-646-8781

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 6, 2014, Axiom Corp., a Colorado corporation (the “Corporation”). through the Company’s wholly owned subsidiary, PaperNuts Corporation, entered into a letter agreement (the “Agreement”) with Delta Paper Corporation, a Pennsylvania corporation, (“Delta”), whereby PaperNuts Corporation purchased from Delta a patent for the product known as “PaperNuts”, the registered trademark name “PaperNuts”, and the website with domain name “PaperNuts”.  Subject to the Agreement, PaperNuts is required to pay Delta Paper a royalty payment of 2% of the sales of “PaperNuts” products, up to a maximum of $100,000.

On  April 3, 2015,  the Corporation and Delta entered into a “Trademark Assignment” agreement whereby Delta granted the Corporation all rights, titles and interests for the trademark” “PAPERNUTS”., Registration No. 3,1760,006.    Also, on April 3, 2015, the Corporation entered into an “Intellectual Property Security Agreement” with Delta in which the Corporation granted a security interest on the above referenced patent, trademark name and website domain name to Delta until the payment of $100,000 is fully satisfied.

The above description of the “Intellectual Property Security Agreement” and the “Trademark Assignment” is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein, and may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Intellectual Property Security Agreement and the Trademark Assignment, this reference is made to such agreements, which are filed hereto as Exhibit 10.1 and Exhibit 10.2 and  incorporated herein by this reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1	Intellectual Property Security Agreement, dated April 3, 2015
10.2	Trademark Assignment, dated April 3, 2015
99.1	Press release dated April 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Axiom Corp.

Dated: April 8, 2015                                                                              /s/ Tyler Pearson

By: Tyler Pearson

Its: Chief Executive Officer